Exhibit 32.1

SECTION 1350 CERTIFICATIONS

I, Barney A. Richmond, certify, pursuant to 18 U.S.C. Section 1350, that, to my knowledge, the Quarterly Report of Assurance Group, Inc. on Amendment No. 2 to Form 10-Q for the period ended September 30, 2011, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Assurance Group, Inc.

Date: November 23, 2011	/s/ Barney A. Richmond

Barney A. Richmond
Chief Executive Officer (Duly Authorized Officer and Principal Executive Officer)

I, Richard C. Turner, certify, pursuant to 18 U.S.C. Section 1350, that, to my knowledge, the Quarterly Report of Assurance Group, Inc. on Amendment No. 2 to Form 10-Q for the period ended September 30, 2011, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Assurance Group, Inc.

Date: November 23, 2011	/s/ Richard C. Turner

Richard C. Turner
Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)